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                                                                     EXHIBIT 5.1
WILMER CUTLER PICKERING
 HALE AND DORR LLP

June 3, 2004

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street
34th Floor
Boston, MA 02199

   Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

   This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 7,406,312 shares of Common Stock, $0.01 par value per share (the "Shares"), of The First Marblehead Corporation, a Delaware corporation (the "Company"), all of which Shares will be sold by certain stockholders of the Company (the "Selling Stockholders") (including 966,041 Shares issuable upon exercise of an over-allotment option granted by the Selling Stockholders).

   The Shares are to be sold by the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Allen & Company LLC and Blaylock Partners L.P., as representatives of the several underwriters named in the Underwriting Agreement, the form of which will be filed as Exhibit 1 to the Registration Statement.

   We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

   In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

            BALTIMORE   BERLIN   BOSTON   BRUSSELS   LONDON   MUNICH
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    NEW YORK   NORTHERN VIRGINIA   OXFORD   PRINCETON   WALTHAM   WASHINGTON
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The First Marblehead Corporation
June 3, 2004
Page 2

   Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

   We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

   Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

   Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ WILMER CUTLER PICKERING
                                        HALE AND DORR LLP

                                        WILMER CUTLER PICKERING
                                        HALE AND DORR LLP